Exhibit 10.21

RESTRICTED STOCK UNIT GRANT NOTICE

UNDER THE

REPUBLIC AIRWAYS HOLDINGS INC.

2020 OMNIBUS INCENTIVE PLAN

Republic Airways Holdings Inc. (the “Company”), pursuant to its Republic Airways Holdings Inc. 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the target number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[_], 20[_]

Target Number of
Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted]

Share Price at Issuance:	$[_]/share

1.

Issuance of Restricted Stock Units. The number of Restricted Stock Units that are earned and eligible to vest (“Earned RSUs”) shall be determined, subject to Section 2, Section 3 and Section 4 below, based on the product of (x) the target number of Restricted Stock Units multiplied by all applicable multipliers as set forth below (rounded down to the nearest whole Restricted Stock Unit). To the extent earned and payable in accordance with this Grant Notice, the Earned RSUs will be subject to the additional vesting terms set forth herein. All determinations with respect to the achievement of the Performance Conditions shall be made by the Committee in its sole discretion.

2.	Performance Conditions:

(a)	Timing Multiplier. The Timing Multiplier shall be determined based on the timing of a Liquidity Event using the “Percentage of Award Earned” determined as follows:

Date of Liquidity Event	Percentage of Award Earned
On or before December 31, 2021	200%
On December 31, 2025	100%

In the event of a Liquidity Event occurring between January 1, 2022 and December 31, 2025, the “Percentage of Award Earned” shall be determined using linear interpolation between the levels set forth above as illustrated by the graph below.

Note: For the avoidance of doubt, as of January 1, 2026, the Timing Multiplier will be inapplicable and the number of Earned RSUs will be determined in accordance with Section 2(d).

(b)

Value Multiplier. In the event of a Liquidity Event, the Value Multiplier shall be an independent multiplier between 100% - 150% which will be applied if the applicable “value change target” set forth below is achieved, recognizing that the “value change target” increases ratably over time. The “value change target” is the change in stock value of the Company from the Date of Grant ($[_] per share) required to achieve the maximum Value Multiplier of 150%.

Date of Liquidity Event	Value Change Target
On or before December 31, 2021	10%
On December 31, 2022	15%
On December 31, 2023	20%
On December 31, 2024	25%
On December 31, 2025	30%

The applicable “value change target” will be determined applying linear interpolation based on the timing of Liquidity Event as illustrated by the graph below.

Once the applicable “value change target” has been calculated, the performance Value Multiplier will be calculated applying linear interpolation of the actual change in stock value (calculated as the Liquidity Event stock price less the issuance price of $[_] per share) vs. the stated “value change target”, each being calculated as illustrated by the example below.

Illustrative Example of Value Multiplier Calculation:

Value Multiplier Assumptions (Illustrative Purposes Only)
Liquidity Event Date		12/31/2022
Share Price at Issuance	$	[_	]/share
Applicable “Value Change Target” on 12/31/2022 (%)		15%
Applicable “Value Change Target” on 12/31/2022 ($$)	$	[_	]

Share Price at Liquidity Event	Actual Value Change			Target Value Change ($$)			% Change Achieved	Final Value Multiplier
$[_]/share	$	[_	]	$	[_	]	120%	150%
$[_]/share	$	[_	]	$	[_	]	56%	128%
$[_]/share	$	[_	]	$	[_	]	0%	100%

Note: Under no circumstances would the Value Multiplier be more than 150% or less than 100% in the event of an approved Liquidity Event.

(c)

Illustrative Liquidity Event Multiplier Calculation. In the event there is a Liquidity Event on or before December 31, 2025, the number of Earned RSUs shall be determined by applying the effects of both the Timing Multiplier and the Value Multiplier independently. The below example illustrates the application of the interpolated formulas for a Liquidity Event under the following assumptions:

Liquidity Event Multiplier Assumptions (Illustrative Purposes Only)
Liquidity Event Date		12/31/2022
Share Price at Issuance	$	[_	]/share
Share Price at Liquidity Event	$	[_	]/share
Applicable “Value Change Target” on 12/31/2022 (%)		15%
Applicable “Value Change Target” on 12/31/2022 ($$)	$	[_	]
Actual “Value Change” achieved on 12/31/2022 ($$)	$	[_	]

Liquidity Event Multiplier Example (Illustrative Purposes Only)
Target Number of RSUs	[_]
Timing Multiplier as applicable for 12/31/2022	175%
Value Multiplier as applicable for a $[_] price improvement on 12/31/2022	128%
Final Weighted Performance Multiplier	224%
Final Earned RSUs	[_]

For the avoidance of doubt, the Timing Multiplier and the Value Multiplier are independent of each other.

(d)

No Liquidity Event. In the event that there is no Liquidity Event on or before December 31, 2025, the number of Earned RSUs shall be determined by multiplying (x) the target number of Restricted Stock Units by (y) the “Percentage of Target Award Earned” determined as follows (rounded down to the nearest whole Restricted Stock Unit):

Value Change of the Company as of January 1, 2026	<0.0%	0% - 10%	10%	20%	30%
Percentage of Target Award Earned	0%	25%	50%	75%	100%

Note: The Value Change as of January 1, 2026 will be determined by a third-party valuation, to be ordered and completed by February 28, 2026 and any such Earned RSUs will be settled in accordance with Section 3 of the Restricted Stock Unit Agreement no later than March 15, 2026. If a third-party valuation had been completed within the 120-day period preceding January 1, 2026, then the Board may elect to rely on such valuation, if in good faith it is determined that no material changes have occurred that would reasonably alter such valuation. The date the Value Change as of January 1, 2026 is determined by the Committee in accordance with this Section 2(d) is the “Determination Date”.

(e)	Any Restricted Stock Units that do not become Earned RSUs pursuant to this Section 2 shall be forfeited for no consideration.

3.	Vesting of Earned RSUs: Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event) (each, a “Vesting Date”), the Earned RSUs shall vest as follows:

	Vesting by Year
Liquidity Event Date	2021	2022	2023	2024	2025
On or before 12/31/2021	30.0%	30.0%	30.0%	10.0%	—
Between 1/1/2022 and 12/31/2022	—	30.0%	30.0%	30.0%	10.0%
Between 1/1/2023 and 12/31/2023	—	—	30.0%	30.0%	40.0%
Between 1/1/2024 and 12/31/2024	—	—	—	30.0%	70%
Between 1/1/2025 and 12/31/2025	—	—	—	—	100%

The first Vesting Date in the applicable year set forth above will be the closing of the Liquidity Event (the “Initial Vesting Date”). Each subsequent Vesting Date, as applicable, shall occur on the anniversary of the Initial Vesting Date. If the number of Earned RSUs is not evenly divisible, then no fractional units shall vest and the installments shall be as equal as possible with the smaller installments vesting first.

If no Liquidity Event occurs on or before December 31, 2025, 100% of the Earned RSUs determined in accordance with Section 2(d) hereof shall vest on the Determination Date.

4.	Treatment on Termination. The following provisions shall govern the treatment of Restricted Stock Units upon a termination of a Participant’s employment with the Company Group.

(a)

Subject to Section 4(b), Section 4(c) and Section 4(d) below, in the event that the Participant’s employment with the Company Group terminates for any reason, (x) any Restricted Stock Units that have not become Earned RSUs and (y) any Earned RSUs that have not vested, in each case, will be forfeited and all of the Participant’s rights under the Restricted Stock Unit Agreement will cease as of the effective date of Termination (the “Termination Date”).

(b)

Retirement. In the event the Participant’s employment with the Company Group is terminated by the Participant due to Retirement on or prior to December 31, 2025 and a Liquidity Event has not occurred, the Restricted Stock Units shall remain outstanding and eligible to vest on the earlier of (x) a Liquidity Event and (y) the Determination Date. In the event of a Liquidity Event following such a Retirement, a pro-rated number of Restricted Stock Units equal to (x) the target number of Restricted Stock Units multiplied by (y) a fraction, the numerator of which is the number of months the Participant is employed prior to Retirement from the Date of Grant and the denominator of which is 60, shall become Earned RSUs and vest on the date of the Liquidity Event. In the event that no Liquidity Event occurs on or prior to December 31, 2025, a pro-rated number of Restricted Stock Units equal to (x) the number of Restricted Stock Units that would have become Earned RSUs as calculated pursuant to Section 2(d) had the Participant continued to be employed on such date multiplied by (y) a fraction, the numerator of which is the number of months the Participant is employed prior to Retirement from the Date of Grant and the denominator of which is 60, shall become Earned RSUs and vest on the Determination Date, which shall be settled at the same time as other Participants but no later than March 15, 2026. In the event the Participant’s employment with the Company Group is terminated by the Participant due to Retirement following a Liquidity Event or December 31, 2025, any then-unvested Earned RSUs, as calculated in connection with the Liquidity Event or Section 2(d) hereof, as applicable, that otherwise would have vested in the 12 month period following the date of Retirement shall immediately vest upon Retirement and any remaining unvested Earned RSUs shall be forfeited. However, if the Participant serves as a member of the Company’s Board of Directors following his or her retirement then such vesting shall continue as if the Participant continues to be employed by the Company Group until the conclusion of such service on the Board of Directors.

(c)

Without Cause or for Good Reason. In the event the Participant’s employment with the Company Group is terminated (x) by the Company Group without Cause or (y) by the Participant for Good Reason, in each case on or prior to December 31, 2025 and a Liquidity Event has not occurred, a number of Restricted Stock Units equal a pro-rated number of Restricted Stock Units equal to (x) the target number of Restricted Stock Units multiplied by (y) a fraction, the numerator of which is the number of months the Participant is employed prior to Termination from the Date of Grant plus an additional 12 months (but no greater than 60 months in total) and the denominator of which is 60 shall become Earned RSUs and vest immediately upon such Termination; provided that if a Liquidity Event occurs within the six month period following such Termination, an additional number of Restricted Stock Units shall become Earned RSUs and vest equal to the number of Restricted Stock Units that would have vested in connection with such Liquidity Event had the Participant continued to be employed on such date less the number of Restricted Stock Units that vested upon such Termination. In the event the Participant’s employment with the Company Group is terminated (x) by the Company Group without Cause or (y) by the Participant for Good Reason, in each case following a Liquidity Event or December 31, 2025, any then-unvested Earned RSUs, as calculated in connection with the Liquidity Event or Section 2(d) hereof, as applicable, shall immediately vest upon such Termination.

(d)

Death or Disability. In the event the Participant’s employment with the Company Group is terminated due to the Participant’s death or Disability on or prior to December 31, 2025 and a Liquidity Event has not occurred, the target number of Restricted Stock Units shall become Earned RSUs and immediately vest upon such Termination. In the event the Participant’s employment with the Company Group is terminated due to the Participant’s death or Disability following a Liquidity Event or December 31, 2025, any then-unvested Earned RSUs, as calculated in connection with the Liquidity Event or Section 2(d) hereof, as applicable, shall immediately vest upon such Termination.

(e)

With Cause. In the event the Participant’s employment with the Company Group is terminated by the Company Group with Cause all Restricted Stock Units (whether or not Earned RSUs and whether vested or unvested) shall be immediately forfeited.

(f)

[By the Company at the End of Term of a Participant’s Employment Agreement. If the Company Group elects not to auto-renew the Participant’s employment agreement, by providing the 90-day notice of non-renewal as set forth in the applicable employment agreement, such non-renewal shall be considered termination by the Company at the end of the term of the employment agreement (an “End of Term Termination”). In the event of an End of Term Termination on or prior to December 31, 2025 and a Liquidity Event has not occurred, a number of Restricted Stock Units equal to the target number of Restricted Stock Units shall become Earned RSUs and vest immediately upon such Termination. In the event of an End of Term Termination following a Liquidity Event on or prior to December 31, 2025, any then-unvested Earned RSUs, as calculated in connection with the Liquidity Event, shall immediately vest upon such Termination.][1]

5.

Tax Withholding. Unless the Participant otherwise notifies the Company, the tax withholding requirements of Section 13(d) of the Plan shall be satisfied by having the Company withhold from the shares of Common Stock otherwise issuable to the Participant upon the settlement of the Restricted Stock Units, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount not in excess of such minimum statutorily required withholding liability.

6.	Put Right.

(a)

In the event the Participant’s employment is terminated by the Company without Cause, [by the Company by an End of Term Termination, ][2]by the Participant for Good Reason or due to the Participant’s death or Disability, the Participant shall have the right, for 90 days following the later of (x) the Termination Date or (y) the date that is six months following settlement of the Restricted Stock Units, to sell to the Company, and the Company shall be required to purchase, on one occasion from the Participant, all (but not less than all) of the shares of Common Stock acquired upon settlement of the Restricted Stock Units granted hereunder held by the Participant by delivering written notice to the Company within such 90 day period (such notice, the “Put Notice”).

(b)

In the event of the Participant’s qualifying Retirement, the Participant shall have the right, for 90 days following the later of (x) the six month anniversary of the retirement date or (y) the date that is six months following settlement of the Restricted Stock Units, to sell to the Company, and the Company shall be required to purchase, on one occasion from the Participant, all (but not less than all) of the shares of Common Stock acquired upon settlement of the Restricted Stock Units granted hereunder held by the Participant by delivering a Put Notice to the Company within such 90 day period. However, if the Participant serves as a member of the Company’s Board of Directors following his or her retirement then such period to exercise the put right shall not commence until the later of (x) the six month anniversary of the conclusion of such service on the Board of Directors or (y) the date that is six months following settlement of the Restricted Stock Units.

[1]	To be included for Participants with Employment Agreements only.
[2]	To be included for Participants with Employment Agreements only.

(c)

Upon the exercise of the put right pursuant to Section 6(a) or 6(b), the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 30th day after the giving of the Put Notice (the “Repurchase Date”). The purchase price per share of Common Stock shall be equal to Fair Market Value on the Repurchase Date, as determined by the Board relying on a third-party valuation completed no more than 120 days before the Repurchase Date.

(d)

Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to purchase any shares at any time pursuant to this Section 6, regardless of whether it has received a Put Notice, (i) to the extent that the purchase of such shares or the payment to the Company of a cash dividend or distribution by a Subsidiary of the Company to fund such purchase (together with any other purchases of shares pursuant to this Section 6 or pursuant to similar provisions in agreements with other employees, service providers or equityholders, as applicable, of the Company and its Subsidiaries of which the Company has at such time been given notice and together with cash dividends and distributions to fund such other purchases) would result in (A) a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property or (B) after giving effect thereto, a Financing Default, (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase, or (iii) to the extent that, in the judgment of the Board, there is a lack of available cash on hand of the Company.

(e)

Notwithstanding anything to the contrary contained herein, any shares which the Company is required to purchase, but which in accordance with Section 6(d) is not purchased at the applicable time provided in this Section 6, shall be purchased by the Company (x) by delivery of a promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the senior financing agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) for the applicable purchase price payable within 30 days following such time as would not result in a Financing Default, bearing interest at the prime lending rate in effect as of the date of the exercise of the call right or at the Applicable Federal Rate at such time, if greater; or (y) if purchase by delivery of a promissory note as described in clause (x) is not permitted due to the terms of any outstanding Company indebtedness, or otherwise, then, for the applicable purchase price (measured as of the actual purchase date) on or prior to the fifteenth (15th) day after such date or dates that the purchase of such shares are no longer prohibited under Section 6(d) and the Company shall give Participant five (5) days’ prior notice of any such purchase.

(f)

If at any time the Company is required to purchase shares pursuant to this Section 6, unless otherwise provided for herein, the Company shall pay the purchase price for the shares it purchases (i) first, by the cancellation of any indebtedness owing from the Participant to the Company or any of its Subsidiaries, if any, and (ii) then, by the Company’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the shares so purchased, duly endorsed.

7.	Definitions. The following terms have the following meanings for purposes of this Grant Notice.

(a)

“Financing Default” means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the financing documents of the Company or its Affiliates from time to time and any restrictive financial covenants contained in the organizational documents of the Company or its Affiliates.

(b)

“Good Reason” has the meaning set forth in the Participant’s employment agreement with a member of the Company Group then in effect or, if the Participant does not have an employment agreement or “Good Reason” is not defined therein, “Good Reason” means (i) a material diminution of the Participant’s duties and responsibilities or (ii) a change in the principal location at which the Participant must perform the Participant’s services by at least forty (40) miles.

(c)

“Liquidity Event” means any Board approved strategic transaction, authorized or approved by shareholders that results in any of a Change in Control, an initial public offering, direct listing, SPAC, or other acquisition, purchase, merger, consolidation, combination, or similar transaction that the Committee in its sole discretion deems to be a Liquidity Event.

(d)	“Retirement” shall have the meaning determined by the Committee from time to time in its discretion.

[Signatures to appear on following page]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

REPUBLIC AIRWAYS HOLDINGS INC.

By:
Title:

PARTICIPANT[3]

[3]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

[Signature Page to Restricted Stock Unit Award]

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

REPUBLIC AIRWAYS HOLDINGS INC.

2020 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Republic Airways Holdings Inc. 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Republic Airways Holdings Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice. The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice. With respect to any Restricted Stock Unit, the period of time that commences on the Date of Grant and ends on the applicable Vesting Date, or, if earlier, the date of any Termination that results in vesting of such Restricted Stock Unit, shall be its Restricted Period.

3. Settlement of Restricted Stock Units. The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in no event will settlement of the Restricted Stock Units occur more than two and one-half (2 1⁄2) months following the expiration of the Restricted Period and such vested Restricted Stock Unit will be cancelled upon settlement.

4.	Company; Participant.

(a) The term “Company” or “Company Group” as used in this Restricted Stock Unit Agreement with reference to employment or service shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5. Non-Transferability. The Restricted Stock Units are not transferable by the Participant, other than in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

6. Rights as Stockholder; Dividend Equivalents. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit (including no rights with respect to voting or to receive any dividends or dividend equivalents) unless and until the Participant or the Permitted Transferee shall have become the holder of record or the beneficial owner of such Common Stock. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments in accordance with the provisions of Section 13(c)(iii) of the Plan, which are incorporated herein by reference and made a part hereof.

7. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

8. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

9. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

10. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

12. Clawback/Repayment. All Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time and (ii) applicable law. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Grant Notice or Restricted Stock Unit Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

13. Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such Participant’s outstanding Restricted Stock Units or (ii) forfeiture by the Participant of any gain realized on the vesting or settlement of Restricted Stock Units, and repayment of any such gain promptly to the Company. “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group, or (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

14. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

16. Section 409A. This Restricted Stock Unit Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder, and shall be interpreted consistent with such intent. Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this Restricted Stock Unit Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the shares of Common Stock contemplated hereunder.

17. Vesting Delay. The Participant and the Company agree that if the Company determines in its sole discretion that it is necessary or advisable to delay vesting and/or settlement of any Earned RSUs to comply with the Coronavirus Aid, Relief and Economic Security Act or other similar law, rule or regulation (the “CARES Act”), such vesting and/or settlement shall be delayed until the first day such vesting and/or settlement is no longer prohibited.

18. Cutback. In the event that the number of Treasury Warrant Shares issuable increases as a result of additional loans granted to the Company or its subsidiaries pursuant to the CARES Act such that the total number of shares of Common Stock underlying all Awards granted under the Plan exceeds the Absolute Share Limit (which shall not apply if Shareholders approve additional shares to further participate in subsequent government programs), the Participant agrees that the Participant’s target number of Restricted Stock Units shall be reduced downward on a pro rata basis alongside all other Participants so that the total number of shares of Common Stock issuable under all Awards is no more than the Absolute Share Limit. Other than as determined by the Committee in its sole discretion, there shall be no recourse or consideration paid for any cutback pursuant to this Section 18.